POWER OF ATTORNEY

Each Trustee of the Bridge Builder Trust (hereafter the “Trust”), whose signatures appear below, does hereby constitute and appoint Julius A. Drelick, III, Helge K. Lee, Aaron Masek, Alan Herzog (until December 31, 2019) and Paul Felsch (effective January 1, 2020), each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys in fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter the “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-lA pursuant to the Acts and any amendments thereto, including applications for exemptive order rulings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

By signing this Power of Attorney, each Trustee hereby revokes and rescinds any earlier Power of Attorney signed by such Trustee in connection with his or her role as a Trustee of the Trust. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to any Attorney-in-Fact named above if such Attorney-in-Fact ceases to be an officer of the Trust and with respect to all Attorneys-in-Fact named above if the undersigned ceases to be a Trustee of the Trust.

Effective Date:

November 14, 2019

(unless otherwise noted)

/s/ William H. Broderick, III
William H. Broderick, III

/s/ Jean Carter
Jean Carter

/s/ William Fiala
William Fiala

/s/ Michelle Keeley
Michelle Keeley

/s/ Janice Innis-Thompson
Janice Innis-Thompson

/s/ William Scheffel
William Scheffel

/s/ John Tesoro
John Tesoro

/s/ Merry Mosbacher
Merry Mosbacher

Effective Date: January 1, 2020